Exhibit 99.1

Contacts:
Media	Russell Schweiss	904-357-9158
Investors	Beth Johnson	904-357-9136

Rayonier Advanced Materials Reports Solid Third Quarter Results

•	Reaffirms Full Year Guidance

•	Extends Significant Customer Contract

•	Focuses on Initiatives that Drive Growth and Profitability

JACKSONVILLE, Fla., Oct. 29, 2014 - Rayonier Advanced Materials (NYSE:RYAM) today reported third quarter 2014 net income of $19 million, or $0.46 per share, compared to $40 million, or $0.95 per share, for the third quarter 2013. Third quarter 2014 pro forma net income was $22 million, or $0.53 per share, compared to $40 million, or $0.95 per share, for the same period in the prior year.
Paul G. Boynton, Chairman, President and CEO commented, "We are pleased with third quarter results, our first on a stand-alone basis. We achieved pro forma EBITDA margin of approximately 27 percent and remain on-track to meet our previously announced guidance for 2014. Additionally, we successfully extended an existing contract with a significant long-term customer and look forward to growing with them in the future."
The following table summarizes the results for the third quarter and year-to-date 2014 and 2013 periods:

(millions of dollars, except earnings per share)	3Q14 (2)		3Q13 (2)		3Q14 YTD (2)		3Q13 YTD (2)
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Sales	$254		$226		$710		$765

Net income	$19	$0.46	$40	$0.95	$55	$1.30	$169	$4.01
One time separation & legal costs, net	2	0.04	—	—	29	0.68	2	0.05
Environmental reserve adjustment, net	1	0.03	—	—	1	0.03	—	—
Tax impact of AFMC/CBPC activity	—	—	—	—	(5)	(0.11)	(19)	(0.45)
Pro forma net income	$22	$0.53	$40	$0.95	$80	$1.90	$152	$3.61

EBITDA	$66		$82		$153		$270

Pro forma EBITDA (1)	$70		$82		$197		$272

(1) See pro forma EBITDA reconciliation on Schedule C.
(2) See Basis of Presentation described below

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Third quarter 2014 sales of $254 million were $28 million favorable to the prior year period as lower prices were more than offset by higher cellulose specialties sales volumes, as anticipated. Full year cellulose specialties volumes are expected to be comparable to 2013.
Pro forma net income declined in third quarter 2014, as increased sales were more than offset by higher costs. Wood and energy costs have moderated since the first half of 2014, but continue to be above 2013 levels. Additionally, interest and corporate expenses increased as a result of being an independent company.
Year-to-date sales of $710 million were $55 million below the prior year primarily due to lower prices. Year-to-date pro forma net income reflects lower cellulose specialties prices while costs increased due to higher wood, energy, interest and corporate expenses.
Cash provided by operating activities, for the nine-month period ending September 27, 2014 was $128 million compared to $189 million for the period ending September 30, 2013. Year-to-date adjusted free cash flow was $68 million and $88 million for 2014 and 2013, respectively.
Outlook
"As we finish the year, we continue to focus on operational excellence and producing the highest quality cellulose specialties. We recognize the current market dynamics and have embarked on initiatives to preserve and enhance profitability, protect and expand cellulose specialties sales, and grow outside our existing business. We are confident these initiatives will drive our profitability and shareholder value." stated Boynton.

Basis of Presentation
This is the first quarter for Rayonier Advanced Materials as a stand-alone business. As previously reported, the Company was spun-off from Rayonier Inc. ("Rayonier") on June 27, 2014 and is comprised of Rayonier's former Performance Fibers segment. The Company’s financial statements prior to June 27, 2014 were prepared on a “carve-out” basis, reflecting an allocation of costs incurred by its former parent company. The carve-out financials exclude the allocation of interest expense and are not necessarily indicative of the expected cost structure or future financial results of Rayonier Advanced Materials as an independent company.

Note Regarding Use of Non-GAAP Financial Measures
In this earnings release, the Company presents certain non-GAAP financial information, including pro forma net income, pro forma operating income, pro forma diluted net income per share, EBITDA, pro forma EBITDA and Segment EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to amounts in accordance with GAAP are included in schedules at the end of this earnings release. The Company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the Company’s

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

performance across reporting periods on a consistent basis by excluding items the Company does not believe are indicative of its core operating performance.
Further Information
A conference call will be held on Wednesday, October 29, 2014 at 10 a.m. EDT to discuss these results. Presentation materials and access to the live webcast will be available at www.rayonieram.com. Investors may also choose to access the conference call by dialing (800) 857-7003, password: Rayonier Advanced Materials. A replay of this webcast will be available on the Company’s website shortly after the call.
About Rayonier Advanced Materials
Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties natural polymers for the chemical industry. Working closely with its customers, the company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials' intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The company’s facilities can produce up to 675,000 metric tons of cellulose specialties products for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials' future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Such risks and uncertainties include, but are not limited to: competitive pressures in the markets in which we operate; customer concentration and cellulose specialties product prices; raw material and energy prices; international operations; changes in global economic conditions; the Chinese dumping duties currently in effect for commodity viscose pulps; litigation with the Altamaha Riverkeeper relating to our permitted Jesup, Georgia effluent discharge; the effect of current and future environmental laws and regulations; the potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations with the unions representing our hourly employees; the effect of weather and other natural

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

conditions; transportation-related costs and availability; the failure to attract and retain key personnel; the failure to develop new ideas and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; product liability claims; our inability to make or effectively integrate future acquisitions and engage in certain other corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; our debt obligations; and uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

# # #

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
September 27, 2014 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 30,	September 27,	September 30,
	2014	2014	2013	2014	2013
NET SALES
Cellulose specialties	222.6	200.7	200.1	629.7	680.1
Absorbent materials	18.5	0.2	9.0	28.9	66.2
Commodity viscose and other	12.6	11.6	16.4	51.1	18.6
Total net sales	$253.7	$212.5	$225.5	$709.7	$764.9
COST OF SALES	198.0	160.2	158.1	546.9	515.8
GROSS MARGIN	55.7	52.3	67.4	162.8	249.1
Selling and general expenses	9.5	9.0	8.1	26.7	26.9
Other operating expense (income), net (a)	4.5	37.1	(0.1)	44.8	3.8
OPERATING INCOME	41.7	6.2	59.4	91.3	218.4
Interest (expense) income, net	(9.6)	(3.2)	0.3	(12.8)	0.3
INCOME BEFORE INCOME TAXES	32.1	3.0	59.7	78.5	218.7
Income tax (expense) benefit (b)	(12.7)	1.6	(19.7)	(23.6)	(49.7)
NET INCOME	19.4	4.6	40.0	54.9	169.0
EARNINGS PER COMMON SHARE
BASIC EARNINGS PER SHARE	$0.46	$0.11	$0.95	$1.30	$4.01
DILUTED EARNINGS PER SHARE	$0.46	$0.11	$0.95	$1.30	$4.01

Pro forma net income per share (c)	$0.53	$0.59	$0.95	$1.90	$3.61

Weighted Average Common
Shares used for determining (d)
Basic EPS	42,167,014	42,176,565	42,176,565	42,160,559	42,176,565
Diluted EPS	42,247,970	42,178,462	42,176,565	42,240,448	42,176,565
(a) Other expenses primarily consist of one-time separation and legal costs.
(b) Income tax expense for the nine months ended September 27, 2014 includes a $4.8 million tax benefit from the reversal of reserve related to the taxability of the CBPC. Income tax expense for the nine months ended September 30, 2013 includes a $19 million tax benefit from the exchange of the AFMC for the CBPC.
(c) Pro forma net income per share is a non-GAAP measure. See Schedule C for a reconciliation to the nearest GAAP measure.

(d)
On June 27, 2014, 42,176,565 shares of our common stock were distributed to Rayonier Inc. stockholders in conjunction with the separation. For comparative purposes, we have assumed this amount to be outstanding as of the beginning of each period prior to the separation in the calculation of Basic Earnings Per Share.

A

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 27, 2014 (unaudited)
(millions of dollars)

	September 27,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$28.2	$—
Other current assets	270.4	246.1
Property, plant and equipment, net	844.4	846.3
Other assets	103.3	27.9
	$1,246.3	$1,120.3
Liabilities and Stockholders' (Deficit) Equity
Current maturities of long-term debt	$8.4	$—
Other current liabilities	122.9	79.8
Long-term debt	938.5	—
Non-current liabilities for disposed operations	84.2	—
Other non-current liabilities	105.7	72.2
Total stockholders' (deficit) equity	(13.4)	968.3
	$1,246.3	$1,120.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
September 27, 2014 (unaudited)
(millions of dollars)

	Nine Months Ended
	September 27, 2014	September 30, 2013
Cash provided by operating activities:
Net income	$54.9	$169.0
Depreciation and amortization	62.1	51.1
Other items to reconcile net income to cash provided by operating activities	33.6	(0.2)
Changes in working capital and other assets and liabilities	(22.9)	(31.1)
	127.7	188.8
Cash used for investing activities:
Capital expenditures	(60.2)	(81.5)
Jesup plant cellulose specialties expansion	—	(137.4)
Other	(15.6)	(1.4)
	(75.8)	(220.3)
Cash (used for) provided by financing activities:
Changes in debt, net of issuance costs	932.5	—
Proceeds from the issuance of common stock	0.5	—
Common stock repurchased	(0.1)	—
Net payments from (to) Parent	(956.6)	31.5
	(23.7)	31.5
Cash and cash equivalents:
Change in cash and cash equivalents	28.2	—
Balance, beginning of year	—	—
Balance, end of period	$28.2	$—

B

RAYONIER ADVANCED MATERIALS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
September 27, 2014 (unaudited)
(millions of dollars except per share information)

EBITDA (a):	Three Months Ended		Nine Months Ended
	September 27, 2014	September 30, 2013	September 27, 2014	September 30, 2013
Net income	$19.4	$40.0	$54.9	$169.0
Depreciation and amortization	23.9	22.3	62.1	51.1
Interest, net	9.6	(0.3)	12.8	(0.3)
Income tax expense	12.7	19.7	23.6	49.7
EBITDA	$65.6	$81.7	$153.4	$269.5

One-time separation and legal costs	2.8	(0.2)	41.9	2.8
Environmental reserve adjustment	1.5	—	1.5	—
Pro forma EBITDA	$69.9	$81.5	$196.8	$272.3
Corporate costs	6.1	3.5	14.0	12.5
Segment EBITDA	$76.0	$85.0	$210.8	$284.8

ADJUSTED FREE CASH FLOW (b):	Nine Months Ended
	September 27, 2014	September 30, 2013
Cash provided by operating activities	$127.7	$188.8
Capital expenditures (c)	(60.2)	(81.5)
Tax benefit due to exchange of AFMC for CBPC	—	(19.0)
Adjusted Free Cash Flow	$67.5	$88.3

PRO FORMA OPERATING INCOME AND NET INCOME (d):

	Three Months Ended						Nine Months Ended
	September 27, 2014		June 28, 2014		September 30, 2013		September 27, 2014		September 30, 2013
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Operating income	$41.7		$6.2		$59.4		$91.3		$218.4
One-time separation and legal costs	2.8		36.3		(0.2)		41.9		2.8
Environmental reserve adjustment	1.5		—		—		1.5		—
Pro forma operating income	$46.0		$42.5		$59.2		$134.7		$221.2

Net income	$19.4	$0.46	$4.6	$0.11	$40.0	$0.95	$54.9	$1.30	$169.0	$4.01
One-time separation and legal costs, net of tax	2.0	0.04	25.0	0.59	—	—	29.0	0.68	1.9	0.05
Environmental reserve adjustment, net of tax	1.0	0.03	—	—	—	—	1.0	0.03	—	—
Reversal of reserve related to the taxability of the CBPC	—	—	(4.8)	(0.11)	—	—	(4.8)	(0.11)	—	—
Tax benefit due to exchange of AFMC for CBPC	—	—	—	—	—	—	—	—	(19.0)	(0.45)
Pro forma net income	$22.4	$0.53	$24.8	$0.59	$40.0	$0.95	$80.1	$1.90	$151.9	$3.61
(a) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined by the Securities and Exchange Commission. Pro Forma EBITDA is defined as EBITDA adjusted for one-time separation and legal costs and environmental reserve adjustments. Segment EBITDA is defined as EBITDA before one-time separation and legal costs, environmental reserve adjustments and corporate costs.
(b) Adjusted Free Cash Flow is defined as cash provided by operating activities adjusted for capital expenditures excluding strategic capital and subsequent tax benefits to exchange the AFMC for the CBPC. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company's common stock, debt reduction and strategic acquisitions. Adjusted Free Cash Flow is not necessarily indicative of the Adjusted Free Cash Flow that may be generated in future periods.
(c) Capital expenditures exclude strategic capital. For the nine months ended September 27, 2014, strategic capital totaled $12.7 million for the purchase of timber deeds and $1.5 million for land purchased. For the nine months ended September 30, 2013, strategic capital totaled $137.4 million for the Jesup plant cellulose specialties expansion.
(d) Pro Forma Operating Income is defined as operating income adjusted for one-time separation and legal costs and environmental reserve adjustments. Pro Forma Net Income is defined as net income adjusted for one-time separation and legal costs, net of tax, environmental reserve adjustments, net of tax and for tax benefits from the reversal of reserve related to the taxability of the CBPC and the subsequent tax benefits to exchange the AFMC for the CBPC.

C